UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 4, 2014

INLAND LAND APPRECIATION FUND, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18431	36-3544798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2901 Butterfield Road Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (630) 218-8000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 4, 2014, Inland Land Appreciation Fund, L.P., or the Partnership, completed its previously-announced disposition to a third party purchaser of approximately 64 acres of land in McHenry County, Illinois pursuant to a Vacant Land Sales Contract, dated October 1, 2014. The subject land is referred to in the Partnership’s periodic reports as Parcel 19. The subject land represented the balance of the Partnership’s remaining acreage of improved and unimproved land. The Partnership intends to distribute the net sales proceeds to Partners in accordance with the liquidation provisions of the Partnership’s partnership agreement and dissolve the Partnership.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Vacant Land Sales Contract (re: Inland Land Appreciation Fund, L.P. Parcel 19), by and between Coral Woods LLC and Janet Scarpelli, dated October 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND LAND APPRECIATION FUND, L.P.

Date: December 9, 2014	By:	Inland Real Estate Investment Corporation,
Its General Partner

		By:	/s/ Guadalupe Griffin
Principal Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Vacant Land Sales Contract (re: Inland Land Appreciation Fund, L.P. Parcel 19), by and between Coral Woods LLC and Janet Scarpelli, dated October 1, 2014.